                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                With Respect to

                    12% Senior Subordinated Notes due 2010

                                      of

                             Ziff Davis Media Inc.

              Pursuant to the Prospectus Dated            , 2000

  This form must be used by a holder of 12% Senior Subordinated Notes due 2010 (the "Notes") of Ziff Davis Media, Inc., a Delaware corporation, (the "Company"), who wishes to tender Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "Exchange Offer--Guaranteed Delivery
Procedures" of the Companies Prospectus, dated        , 2000 (the "Prospectus")
and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

================================================================================
           THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       5:00 P.M., NEW YORK CITY TIME, ON          , 2000 UNLESS EXTENDED
                           (THE "EXPIRATION DATE").
================================================================================

                            Bankers Trust Company
                            (the "Exchange Agent")

                             By Overnight Courier
                         By Hand after 4:30 pm on the
                               Expiration Date
                       By Registered or Certified Mail:

                            Bankers Trust Company
                               4 Albany Street
                              New York, NY 1006
                             Attn: Corporate Trust
                              and Agency Services

     By Facsimile:                                        Confirm by phone:

    (212) 250-0933                                        (212) 250-6573


  Delivery of this instrument to an address other than one listed above will not constitute a valid delivery.

  For any questions regarding this Notice of Guaranteed Delivery or for any additional information, you may contact the Exchange Agent by telephone at (212) 250-6573, or by facsimile at (212) 250-0933.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Ladies and Gentlemen:

  The undersigned hereby tenders to the Company, upon the terms and subject to the condition, in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes as described below pursuant to the guaranteed delivery procedures described in the Prospectus and in Instruction 2 of the Letter of Transmittal.

  The undersigned hereby tenders the Notes listed below:

     -----------------------------------------------------------------------------------------------------------
     Certificate Number(s) (if known) of Notes or            Aggregate Principal             Aggregate Principal
     Account Number at the Book-Entry Facility               Amount Represented               Amount Tendered
     -----------------------------------------------------------------------------------------------------------
     ___________________________________________________________________________________________________________

     ___________________________________________________________________________________________________________

     ___________________________________________________________________________________________________________

     ___________________________________________________________________________________________________________

     -----------------------------------------------------------------------------------------------------------
                                                     PLEASE SIGN AND COMPLETE
     -----------------------------------------------------------------------------------------------------------
     Signatures of Registered Holder(s) or Authorized              Date                                , 1999
     Signatory:____________________________________________                 ---------------------------------
     ______________________________________________________
     ______________________________________________________        Address: _________________________________
     ______________________________________________________        __________________________________________
     Names of Registered Holder(s):
     ______________________________________________________        Area Code and Telephone No.: _____________
     ______________________________________________________
     ______________________________________________________
     -----------------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------
         This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

     Name(s):___________________________________________________________________
     ___________________________________________________________________________

     Capacity:__________________________________________________________________

     Address(es):_______________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ---------------------------------------------------------------------------

                                   GUARANTEE
                   (Not to be used for signature guarantee)
--------------------------------------------------------------------------------
     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the prospectus under the caption, "Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date.

Name of firm:__________________________     ___________________________________
                                                   (Authorized Signature)


Address:_______________________________     Name:______________________________
                                                        (Please Print)


_______________________________________     Title:_____________________________
           (Include Zip Code)


Area Code and Tel. No.:________________     Dated:_______________________, 1999

DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

  2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.